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                                                                   Exhibit 10.96

                           PERFORMANCE SHARE AGREEMENT
                                    UNDER THE
                     PINNACLE WEST CAPITAL CORPORATION 2002
                            LONG-TERM INCENTIVE PLAN

      THIS AWARD AGREEMENT is made and entered into as of __________ __, 20___ (the "Date of Grant"), by and between Pinnacle West Capital Corporation (the "Company"), and ______________ ("Employee").

                                   BACKGROUND

      A. The Board of Directors of the Company (the "Board of Directors") has adopted, and the Company's shareholders have approved, the Pinnacle West Capital Corporation 2002 Long-Term Incentive Plan (the "Plan"), pursuant to which performance share incentive awards may be granted to employees of the Company and its subsidiaries and certain other individuals.

      B. The Company desires to grant to Employee a performance share award under the terms of the Plan as described herein.

      C.    Pursuant to the Plan, the Company and Employee agree as follows:

                                    AGREEMENT

            1. GRANT OF AWARDS. The Company grants to Employee a performance share award of _____ performance shares, subject to the terms, conditions, and adjustments set forth in this Award Agreement.

            2. AWARD SUBJECT TO PLAN. This award is granted under, and is expressly subject to, all of the terms and provisions of the Plan, which terms are incorporated herein by reference, and this Award Agreement. The committee referred to in Section 4 of the Plan (the "Committee") has been appointed by the Board of Directors, and designated by it, as the Committee to make awards.

            3. PERFORMANCE PERIOD. The performance period for the award of _____ performance shares (the "Award") is the ____ (__) year period beginning __________ __, 20___ and ending __________
                  __, 20___ (the "Performance Period").

            4.    PAYMENT.

                  (a) PERFORMANCE SHARES PAYABLE IN CAPITAL STOCK. Subject to early termination of this Award Agreement pursuant to
                        Section 5 below, if Employee remains employed by the

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                        Company or any of its subsidiaries throughout the
                        Performance Period, promptly following the Performance Period but not later than __________ __, 20___ (the "Payment Date"), the Company will deliver to Employee one (1) share of Capital Stock for each then-outstanding performance share granted to Employee under the Award made pursuant to this Award Agreement.

                  (b) RETIREMENT, DEATH, OR DISABILITY. In the case of Employee's Retirement (as defined herein), death or Disability (as defined herein), Employee shall be deemed to have been employed by the Company through the end of the 2005 Performance Period.

                        (i) "Retirement" means a termination of employment which constitutes an "Early Retirement" or a "Normal Retirement" under the Pinnacle West Capital Corporation Retirement Plan.

                        (ii) "Disability" means a period of disability during which Employee qualifies for benefits under Employee's employer's long-term disability plan, or, if Employee does not participate in such a plan, a period of disability during which Employee would have qualified for benefits under such a plan, as determined by the Committee, had Employee been a participant in such a plan. The Committee may require such medical or other evidence, as it deems necessary to judge the nature of Employee's condition.

                  (c) DIVIDEND EQUIVALENTS. At the time of the Company's delivery of its Capital Stock to Employee pursuant to
                        Section 4(a) above, the Company will also deliver to Employee a cash payment equal to the amount of dividends that Employee would have received if Employee had directly owned the Capital Stock received by Employee for the Award from the Date of Grant through the Payment Date, plus interest on such amount at the rate of _____ percent per annum, compounded quarterly.

            5. TERMINATION OF AWARD. This Award Agreement will terminate and be of no further force or effect on the date that Employee is no longer actively employed by the Company or any of its subsidiaries, except as set forth in Section 4 above. Employee will, however, be entitled to receive any of the Capital Stock and dividend equivalents payable under Section 4 of this Award Agreement if Employee's

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                  employment terminates after the Performance Period but before
                  Employee's receipt of the Capital Stock and dividend equivalents.

                  6. TAX WITHHOLDING. Employee must pay, or make arrangements acceptable to the Company for the payment of, any and all federal, state, and local income and payroll tax withholding that in the opinion of the Company is required by law. Unless Employee satisfies any such tax withholding obligation by paying the amount in cash or by check, the Company will withhold shares of Capital Stock having a Fair Market Value on the date of withholding sufficient to cover the withholding obligation.

                  7. NON-TRANSFERABILITY. Neither this award nor any rights under this Award Agreement may be assigned, transferred, or in any manner encumbered except by will or the laws of descent and distribution, and any attempted assignment, transfer, mortgage, pledge or encumbrance, except as herein authorized, will be void and of no effect.

                  8. DEFINITIONS: COPY OF PLAN AND PLAN PROSPECTUS. To the extent not specifically defined in this Award Agreement, all capitalized terms used in this Award Agreement will have the same meanings ascribed to them in the Plan. By signing this Award Agreement, Employee acknowledges receipt of a copy of the Plan and the related Plan Prospectus.

                  9. CHOICE OF LAW. This Agreement will be governed by the laws of the State of Arizona, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to another jurisdiction.

      An authorized representative of the Company has signed this Award Agreement, and Employee has signed this Award Agreement to evidence Employee's acceptance of the award on the terms specified in this Award Agreement, all as of the Date of Grant.

                                   PINNACLE WEST CAPITAL CORPORATION

                                   By: _________________________________________

                                   Its: ________________________________________

                                   _____________________________________________
                                   Employee

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